Exhibit 10.14

10b5-1 Plan

November 9, 2020

Rule 10b5-1 Purchase Plan

This plan (the “Plan”) will confirm the agreement between I-Bankers Securities, Inc. (the “Client”) and E D & F Man Capital Markets Inc. (“ED&F Man”), pursuant to which ED&F Man has been appointed by the Client to purchase outstanding securities of EDOC Acquisition Corp. (the “Issuer”) named in Exhibit A (the “Rights”). This Plan is being established by the Client and is intended to qualify for the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.	This Plan shall become effective on the date hereof, with purchases commencing at the time set forth on Exhibit A hereto, and shall end on the earliest to occur of the following dates: (i) the date on which either the aggregate number of the Rights purchased by ED&F Man in accordance with this Plan equals the Maximum Number of Rights specified in Exhibit A hereto; (ii) the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Client to authorize or commence any of the foregoing; (iii) the end of the business day (unless another time is specified in writing) following the date of receipt by the non-terminating party of notice of early termination, in the form of Exhibit B hereto (in the case of the Client); (iv) the failure of the Client to perform its payment obligations under the Plan; (v) the date that the Issuer announces that it has entered into a definitive agreement for its initial business combination; and (vi) the one year anniversary of the effective date of the Issuer’s initial public offering. The Client will provide ED&F Man with immediate notice should an event under subsection (ii), (v) or (vi) of this paragraph occur. All notices to be sent to ED&F Man hereunder shall be sent via e-mail to the persons indicated on Exhibit A hereto.

2.	ED&F Man shall purchase Rights on each day on which the Nasdaq Capital Market is open for trading and the Rights trade regular way on such exchange commencing on the date specified and as per instructions set forth in Exhibit A.

3.	The Client hereby covenants and agrees that it will not take any action that would result in any purchase of Rights by ED&F Man hereunder to fail to be in accordance with Rule 10b5-1.

4.	(a) The Client reserves the right to terminate this Plan or the appointment of ED&F Man hereunder at any time by giving one business day’s (defined as a day on which the primary stock exchange or quotation system on which the Rights are listed or quoted is open) advance written notice to ED&F Man in accordance with Exhibit B.

(b) The Client acknowledges and agrees that notwithstanding anything in paragraph 5(a) herein to the contrary, any suspension, termination or amendment of this Plan by the Client must comply with the requirements for the amendment of a “plan” as defined in Rule 10b5-1(c).

(c) The Client acknowledges that terminations of, or modifications or amendments to, a trading plan may affect the Client’s ability to rely on Rule 10b5-1.

(d) ED&F Man shall not purchase Rights hereunder at any time when:

(i) ED&F Man, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to the Client or Issuer or its affiliates (other than any such restriction relating to the Client’s or Issuer’s possession or alleged possession of material nonpublic information about the Issuer or the Rights); or

(ii) ED&F Man has received notice from the Client in accordance with paragraph 4 (a).

5.	It is the intent of the parties that this Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

6.	As of the date of this Plan, the Client is not aware of any material nonpublic information regarding the Issuer or the Rights and is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent ED&F Man from acting upon the instructions set forth in this Plan. The Client shall immediately notify ED&F Man if it becomes aware of a legal, regulatory or contractual restriction or undertaking that would prevent ED&F Man from making purchases pursuant to this Plan.

7.	The Client is entering into this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or any other United States federal securities laws.

8.	The Client will not, while this Plan remains in effect, alter or deviate from the terms of this Plan, and it has not entered into, and will not enter into or alter, any corresponding or hedging transaction or position with respect to the Rights (including with respect to any securities convertible into or exchangeable for the Rights).

9.	The Client is not entering into this Plan (i) to manipulate the price of the Rights (or any security convertible into or exchangeable or exercisable for Rights) or (ii) for any other purpose in violation of applicable federal or state law.

10.	(a) Until the termination of this Plan, the Client agrees not to discuss with ED&F Man, which is responsible for purchases under this Plan, or any other ED&F Man trading personnel, the Issuer’s business, operations or prospects or any other information likely to affect the value of the Rights. Notwithstanding the above, the Client may communicate with ED&F Man personnel who are not trading personnel and who are not responsible for, and have no ability to influence, the execution of this Plan, provided that no such communication may relate to this Plan or to the activities of ED&F Man hereunder.

(b) Subject to the terms set forth in this Plan, ED&F Man shall have full discretion with respect to the execution of all purchases, and the Client acknowledges and agrees that it does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such purchase of Rights pursuant to this Plan.

11.	This Plan (i) has been duly authorized by the Client; (ii) is a valid and binding agreement of the Client, enforceable in accordance with its terms; and (iii) is not, to the Client’s knowledge, prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Client or any of its subsidiaries or any of its or their property or assets.

12.	The Client has consulted its own advisors as to legal, tax, business, financial and other relevant aspects of, and has not relied upon ED&F Man in connection with, the Client’s adoption of this Plan, and the Client acknowledges that ED&F Man is not acting as a fiduciary or an advisor for the Client. Except as specifically contemplated herein, the Client shall be solely responsible for compliance with all statutes, rules and regulations applicable to the Client and the transactions contemplated hereby, including, without limitation, reporting and filing requirements.

13.	The Client understands that, while ED&F Man is executing transactions on behalf of the Client pursuant to this Plan, other desks at ED&F Man that are not participating in such transactions may continue to make a market in the Rights or other securities of the Issuer or otherwise trade the Rights or such other securities for ED&F Man’s own account or to facilitate customer transactions. Nothing herein shall preclude the purchase or sale by ED&F Man of Rights or other securities of the Issuer for its own account or its solicitation or execution of orders for the account of any client. ED&F Man hereby represents and warrants that it has implemented reasonable policies and procedures, taking into consideration the nature of ED&F Man’s business, to ensure that individuals making investment decisions will not violate the laws prohibiting trading on the basis of material, nonpublic information.

14.	This Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to such State’s conflict of laws rules to the extent such rules may result in the application of the law of any other state or jurisdiction.

15.	The Client and ED&F Man acknowledge and agree that this Agreement is a “securities contract”, as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

16.	This Plan (including Exhibit A) constitutes the entire agreement between ED&F Man and the Client with respect to the subject matter hereof, and supersedes any previous or contemporaneous agreements, understandings, proposals or promises with respect thereto, whether written or oral and may be modified or amended only in writing entered into by the Client and ED&F Man, at a time when the Client is otherwise permitted to effect purchases under Issuer’s trading policies, does not possess material nonpublic information and such modification or amendment is consistent with the Issuer’s trading policy currently in effect. Further, the Client and ED&F Man shall execute a completed and executed Modification Agreement substantially in the form of Exhibit C attached hereto.

17.	This Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.	Client agrees to indemnify, defend and hold harmless ED&F Man, and its affiliates, shareholders, members, partners, directors, managers, managing directors, officers, employees and agents (collectively, the “ED&F Indemnified Parties,” and each, an “ED&F Indemnified Party”), from and against any and all liabilities, losses, damages (including without limitation, incidental, consequential, punitive, indirect and special damages), fines, penalties, claims (whether in contract or tort), fines and excise taxes of any kind or nature, costs and expenses, including without limitation, accountants’ and legal expenses and reasonable attorneys’ fees (collectively “Losses”) reasonably incurred by any of the ED&F Indemnified Parties arising out of or relating to the performance of ED&F Man’s duties under this Plan, except to the extent that such Losses are actual out-of-pocket losses determined by an arbitration panel or court of competent jurisdiction (as applicable) to have resulted from the gross negligence or willful misconduct of the ED&F Indemnified Party seeking indemnification and such award is confirmed in its entirety by a court of competent jurisdiction.

Please indicate your understanding of and agreement to the foregoing by executing and returning a counterpart hereof.

Sincerely,

I-Bankers Securities, Inc.

By:	/s/ Mike McCrory
Name:	Mike McCrory
Title:	Chairman

ACCEPTED AND AGREED TO

AS OF THE ABOVE DATE:

E D & F Man Capital Markets Inc.

By:
Name:
Title:

Exhibit A

Rights Trading Formula

Client: I-Bankers Securities, Inc.

ED&F Man will execute all transactions specified below pursuant to the Plan between ED&F Man and the Client and consistent with the ordinary principles of best execution. The number of Rights and other share amounts and prices, if applicable, set forth herein shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Rights or any change in capitalization with respect to the Client that occurs during the term of this Plan.

This Plan is related to the purchase of up to 1,250,000 Rights of EDOC Acquisition Corp. (under the symbol ADOCR). ED&F Man is instructed to purchase Rights consistent with the instructions below:

Purchases to commence on the later of (i) the date separate trading of the Rights commences, or (ii) sixty calendar days after the end of the “restricted period” under Regulation M. The Client will provide ED&F Man with immediate notice of the later of such events to occur. All notices to be sent to ED&F Man hereunder shall be sent via e-mail to the persons indicated below.

No Rights to be purchased at a price above $0.20 per Right (excluding commissions)

ED&F Man shall use its discretion to purchase the Rights. Purchases may be made in block form, when available. Purchases will satisfy the conditions of Rule 10b-18(b)(2) under the Exchange Act. ED&F Man will use commercially reasonable efforts to have the purchases satisfy the conditions of Rule 10b-18(b)(3), but the Client understands that there is no guaranty that these conditions will be satisfied.

ED&F Man shall allocate its purchase of the Rights pursuant to this Plan and any other Rule 10b5-1 Purchase Plan involving Issuer securities to which ED&F Man is a party, including that certain Rule 10b5-1 Purchase Plan between ED&F Man and American Physicians LLC, dated November 9, 2020, on a pro rata basis. For purposes of clarity, the Client is the underwriter for the initial public offering of EDOC Acquisition Corp. and American Physicians LLC is the sponsor of EDOC Acquisition Corp.

Notices to ED&F Man hereunder shall be sent via e-mail to:

dcohen@edfmancapital.com

aalbert@edfmancapital.com

fdemartino@edfmancapital.com

A-1

Exhibit B

Request for Early Termination of Plan

To: ________________:

As of the date hereof, I-Bankers Securities, Inc. hereby requests termination of the Rule 10b5-1 Plan dated as of November 9, 2020. I-Bankers Securities, Inc. represents that such request is made in good faith and complies with the requirements of Rule 10b5-1(c) and is not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.

IN WITNESS WHEREOF, the undersigned has signed this Request for Early Termination as of the date specified below.

I-BANKERS SECURITIES, INC.

By:
Name:
Title:

Date: __________________________

B-1

Exhibit C

Modification to Rule 10b5-1 Stock Trading Plan

This modification (the “Modification”) dated _________ __, 202__ amends the Stock trading Plan (the “Plan” entered into on November 9, 2020 by I-Bankers Securities, Inc. (“Client”).

WHEREAS, Client wishes to amend the Plan pursuant to Section (Insert Relevant section) of the Plan.

NOW, THEREFORE, Client agrees as follows:

1.	The order instructions in the Plan are hereby amended as set forth in [Schedule I] attached hereto

First Trade Date of the “Amended Stock Trading Plan” (as defined below):

(First Trade date: No earlier than (Insert Cooling Off Period (if applicable)) following the date of the Modification.)

Expiration Date of the Amended Stock Trading Plan:

2.	It is understood that all trading under the Plan shall cease upon the execution of the Modification and resume on the First Trade Date of the Amended Stock Trading Plan set forth above and such Modification represents a new contract, instruction or plan (the “Amended Stock Trading Plan”).

3.	The Client certifies that as of the date of the Modification they do not possess any material non-public information regarding the Issuer or Rights and that as of the date hereof the Issuer is in an open trading window period.

4.	Client hereby certifies that the representations and warranties in the Plan are true and correct at and as of the date hereof as if made at and as of the date hereof. In addition, that such request is made in good faith and complies with the requirements of Rule 10b5-1 or other applicable securities laws.

Client acknowledges all necessary steps have been taken to comply with applicable provisions of the Issuer’s Insider Trading Policies to effect the instructions described herein.

[signature page follows]

C-1

I-BANKERS SECURITIES, INC.

(Signature)

(Print Name and Title)

(Date)

(Signature)

(Print Name and Title)

(Date)

C-2